EXHIBIT 99

Meyler&Company LLC

One Arin Park

Phone: 732-671-2244

Certified Public Accountants

1715 Highway 35

& Management Consultants

Middletown, NJ 07748

February 28, 2013

Mr. Robert Knight

Axiom Gold and Silver Corp.

1846 E. Innovation Park Dr.

Oro Valley, AZ 85755

Dear Mr. Knight,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Axiom Gold and Silver Corp. (Commission File Number 000-1399095) and Meyler, independent registered public accounting firm, has ceased effective February 28, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561